EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-207129) on Form S-8 of our report dated June 15, 2018 appearing in the annual report on Form 11-K of SPX FLOW Retirement Savings Plan as of December 31, 2017 and 2016 and for the years ended December 31, 2017 and 2016.

/s/ Plante & Moran, PLLC
Southfield, Michigan
June 15, 2018